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                                                                    EXHIBIT 23.4



                       [HUDDLESTON & CO., INC. LETTERHEAD]

                        CONSENT OF HUDDLESTON & CO., INC.


We consent to the incorporation by reference in this Registration Statement of El Paso Corporation on Form S-3 of the reference to us appearing on page 9 in the Annual Report on Form 10-K of El Paso Corporation for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                              HUDDLESTON & CO., INC.


                                              /s/ PETER D. HUDDLESTON
                                              ---------------------------------
                                              Peter D. Huddleston, P.E.
                                              President

Houston, Texas
June 9, 2003